CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made and entered into as of the 20th day of September, 1996, by and between AnnTaylor Stores Corporation, a Delaware corporation ("ATSC"), AnnTaylor, Inc., a Delaware corporation and wholly owned subsidiary of ATSC ("ATI" and, together with ATSC, "Ann Taylor"), Cygne Designs, Inc., a Delaware corporation ("Cygne"), and Mr. Irving Benson ("Consultant").

                              W I T N E S S E T H :

     WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of June 7, 1996, as amended as of August 27, 1996, among ATSC, ATSI, Cygne and Cygne Group (F.E.) Limited, a Hong Kong corporation and wholly owned subsidiary of Cygne ("CGFE"), ATI acquired from Cygne (i) all of the shares of common stock, par value $.01 per share, of CAT US, Inc., a Delaware corporation ("CAT-US"), owned by Cygne; and (ii) certain of the assets of Cygne's AnnTaylor Woven Division (the "Division");

     WHEREAS, pursuant to the Purchase Agreement, ATI acquired from CGFE all of the shares of common stock, par value $1 HK per share, of C.A.T. (Far East) Limited, a Hong Kong corporation ("CAT-Far East" and, together with CAT-US, "CAT"), owned by CGFE;

     WHEREAS, CAT serves as a fully dedicated sourcing capability for ATI;

     WHEREAS, prior to the date hereof, Cygne, through the Division, served as a private label designer, merchandiser and manufacturer of women's apparel for ATI;

     WHEREAS, Consultant is the President and Vice Chairman of Cygne with particular expertise regarding design, merchandising and product development; and

     WHEREAS, Ann Taylor, as partial consideration for the transactions contemplated by the Purchase Agreement, desires to obtain, and Cygne and Consultant desire that Consultant provide, information, consultation, advice and other services in aid of Ann Taylor's business, all subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, Ann Taylor, Cygne and Consultant, intending to be legally bound, agree as follows:

  1. Engagement of Consultant.

          (a) Cygne hereby covenants and agrees to make Consultant available to provide services to Ann Taylor upon the terms and conditions set forth herein. Consultant hereby agrees to act as a consultant to and on behalf of Ann Taylor in accordance with the terms and conditions set forth herein. Cygne, Consultant and Ann Taylor agree that Consultant will provide services to Ann Taylor not in excess of thirty percent (30%) of his business time and that Consultant will continue his duties as President and Vice Chairman of Cygne. Cygne agrees to allow Consultant reasonable time to perform his duties as a consultant to Ann Taylor on a timely basis, PROVIDED, HOWEVER, that the performance of such duties shall be at mutually agreeable times that do not unreasonably interfere with Consultant's continuing obligations to Cygne.

          (b) Cygne shall cause Consultant to, at the request of the President of Ann Taylor, provide Ann Taylor information, consultation and advice on design, merchandising and product development.

          (c) Cygne shall cause Consultant, and Consultant hereby agrees, to diligently and faithfully serve Ann Taylor and to devote his reasonable best efforts, his highest talents and skills, and all necessary time and attention in providing the information, consultation and advice requested pursuant to paragraph (b) of this Section 1; provided that Consultant shall not, without the consent of Cygne and Consultant, be required to travel outside New York. Cygne hereby consents to the allocation of up to thirty percent (30%) of Consultant's business time to perform services under this Agreement.

     2. Term of Agreement. Unless terminated at an earlier date in accordance with Section 4 of this Agreement, the term of this Agreement shall commence on the date of this Agreement and shall end on the third anniversary thereof (the "Expiration Date").

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  3. Payment for Services.

          (a) Consultant's Fee. In consideration of Cygne causing Consultant to perform the services provided for in this Agreement, Ann Taylor shall pay to Cygne, at such time and in the manner as set forth in Section 3(b) hereof, a fee of $225,000 per year (the "Consultant's Fee"). Ann Taylor shall not provide Consultant with any compensation or benefits, including, but not limited to, medical or pension benefits, bonuses or vacation, holiday or sick pay.

          (b) Time of Payment. The Consultant's Fee shall be due and payable to Cygne by Ann Taylor in quarterly installments commencing on the date hereof; provided, however, that the first installment shall be prorated to reflect the remaining days of the current fiscal quarter.

          (c) Reimbursement of Expenses. Ann Taylor shall reimburse Cygne or Consultant, as the case may be, for all reasonable out-of-pocket expenses incurred by Cygne or Consultant in connection with the performance of Consultant's services hereunder in accordance with AnnTaylor's travel policies.

  4. Termination.

          (a) Death. This Agreement shall terminate upon the Consultant's death.

          (b) Termination by Default. Each of the following shall constitute, without limitation or restriction, an event of default under this Agreement, in which case, the non-defaulting party may give the other notice that this Agreement shall terminate on the date selected by the non-defaulting party and set forth in such notice (the "Termination Date"), unless cured as specified below:

               (i) If either Ann Taylor or Cygne shall, whether by action or inaction, breach in any material respect any obligation under this Agreement, including a material failure by Consultant to perform his duties and responsibilities hereunder, and such breach is not remedied within thirty (30) days after written notice thereof from the non-defaulting party;

               (ii) If, for any reason, Consultant shall be convicted of a felony; or if Consultant shall be convicted of any other crime as a result of which his ability to perform the services described in
          Section 1 hereof is materially impaired;

               (iii) If there has been fraud, bad faith or willful misconduct on the part of Cygne or Consultant in connection with the performance of Consultant's duties and responsibilities hereunder;

               (iv) If Ann Taylor institutes proceedings relief under the United States Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consent for reorganization or other relief under any bankruptcy act or similar law, or consents to the filing against it, of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or fails to pay its debts as they become due or takes any action in furtherance of the foregoing; or

               (v) If Cygne or Consultant breaches in any manner Section 5 hereof.

          (c) Effect of Termination. Upon termination of this Agreement, Cygne's obligation to cause Consultant to provide services to Ann Taylor hereunder, and Ann Taylor's obligation to make payment to Cygne under Section 3 hereof, shall terminate, except that AnnTaylor shall be obligated to reimburse all expenses incurred through the termination date in accordance with Section 3(b) hereof.

    5. Confidentiality.

          (a) Proprietary Information. Each of Cygne and Consultant acknowledges and agrees that during the course of the provision of Consultant's services to Ann Taylor, Consultant may be exposed to sensitive data and information concerning the business and affairs of Ann Taylor, including, without limitation, fabric, product and merchandise designs, and that all of such data and information, financial plans, financial results, quantity or assortment of merchandise orders or plans and inventory levels (collectively, the "Proprietary Information") are vital, sensitive, confidential and proprietary to Ann Taylor.

          (b) Consultant's Agreement. In consideration of the Purchase Price (as defined in the Purchase Agreement) to be paid by Ann Taylor to Cygne in connection with the transactions contemplated by the Purchase Agreement, Consultant agrees to the covenants and restrictions set forth in this
     Section 5.

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          (c) Cygne's Agreement. In consideration of the Purchase Price to be paid by Ann Taylor to Cygne in connection with the transactions contemplated by the Purchase Agreement, Cygne agrees to the covenants and restrictions set forth in this Section 5.

          (d) Trade Secret Status. Each of Cygne and Consultant expressly acknowledges the trade secret status of the Proprietary Information and acknowledges that the Proprietary Information constitutes a protectable business interest of Ann Taylor, and covenants and agrees that during the term of the engagement hereunder and at all times after the expiration or termination of such engagement, neither Cygne nor Consultant shall, directly or indirectly, whether, in the case of Consultant, individually, as a director, stockholder, owner, partner, employee, principal or agent of or consultant to any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of the duties contemplated herein during the term of the engagement hereunder. Cygne's and Consultant's obligations under this Section 5(d) with respect to particular Proprietary Information shall terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of either Cygne's or Consultant's obligations hereunder.

          (e) Return of Proprietary Information. Each of Cygne and Consultant acknowledges and agrees that all records or documents containing Proprietary Information prepared by Consultant or coming into his possession by virtue of the engagement are and shall remain the property of Ann Taylor and that, upon termination or expiration of this engagement, Consultant shall return immediately to Ann Taylor all such items in his possession, together with all copies and extracts, and will destroy all summaries thereof and any such information stored electronically on tapes, computer disks or in any other manner.

          (f) Consultant Non-Solicitation. Consultant agrees that during the term of this Agreement and for a period of one (1) year thereafter he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

          (g) Cygne Non-Solicitation. Cygne agrees that during the term of this Agreement and for a period of one (1) year thereafter it shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

          (h) Ann Taylor Non-Solicitation. Ann Taylor agrees that during the term of this Agreement and for a period of one (1) year thereafter it shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Cygne to leave his or her business association with Cygne.

          (i) Acknowledgment. Consultant and Cygne acknowledge and agree that the covenants set forth in this Section 5 and each subsection hereof are reasonable and necessary for the protection of Ann Taylor's business interests, that irreparable injury will result to Ann Taylor if Consultant or Cygne breaches any of the terms of said covenants, and that in the event of Consultant's or Cygne's actual or threatened breach of any such covenants, Ann Taylor will have no adequate remedy at law. Cygne and Consultant accordingly agree that in the event of any actual or threatened breach by Consultant of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Cygne accordingly agrees that in the event of any actual or threatened breach by Cygne of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Notwithstanding the provisions of Section 9 hereof, such equitable relief may be sought in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting Ann Taylor from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

          (j) The provisions of this Section 5 shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon Consultant's, Cygne's and Ann Taylor's corporate or personal successors and assigns.

     6. Representations and Warranties of Consultant. Consultant represents and warrants to Cygne and Ann Taylor that he has full legal power and authority to enter into this Agreement, perform all of his obligations hereunder and to consummate the transactions contemplated hereby.

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  7. Consultant's Independence and Discretion.

          (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or as agent of the others, or, as between Ann Taylor and Consultant, as employer and employee. By virtue of the relationship described herein, Consultant's relationship to Ann Taylor during the term of this Agreement shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under Ann Taylor's business name and shall not present himself as an agent or employee of Ann Taylor and shall have no authority to enter into any binding obligation on behalf of Ann Taylor.

          (b) Subject to the terms of this Agreement, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be determined by Cygne, subject to the reasonable satisfaction of Ann Taylor.

          (c) Each of Cygne and Consultant acknowledges and agrees that Ann Taylor shall not provide to Consultant any unemployment, disability, workers' compensation or medical insurance or any other employee benefits. Payments to Cygne under Section 3 hereof shall not be subject to withholding taxes or other employment taxes.

     8. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before three
(3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of New York. Arbitration as provided herein shall be the exclusive means for determination of all matters as above provided, and any decision and award of the arbitrators shall be final, binding and conclusive upon the parties and such decision and award may be entered as a final judgment in any court of competent jurisdiction. Except as provided in Section 5(j) hereof, none of the parties shall institute any action or proceeding in any court of law or equity, state or federal, other than as may be necessary for purposes of enforcement of the arbitrators' decision and award hereunder.

     9. Consultant's Employment. Cygne and Consultant hereby acknowledge that Consultant's execution of this Agreement is a condition to Consultant's continued employment with Cygne.

     10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                (a) If to ATSC or ATI, to:
                    AnnTaylor Stores Corporation
                    142 West 57th Street
                    New York, New York 10019
                    Attention: General Counsel
                    Facsimile: (212) 541-3299

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    One Rodney Square
                    Wilmington, Delaware 19801
                    Attention: Patricia Moran Chuff, Esq.
                    Facsimile: (302) 651-3001

                (b) If to Cygne, to:

                    Cygne Designs, Inc.
                    1372 Broadway
                    New York, New York 10018
                    Attention: General Counsel
                    Facsimile: (212) 536-4174

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                    with a copy to:
                    Fulbright and Jaworski, L.L.P.
                    666 Fifth Avenue
                    New York, New York 10103
                    Attention: Roy L. Goldman, Esq.
                    Facsimile: (212) 752-5958

                (c) If to Consultant, to:

                    Cygne Designs, Inc.
                    1372 Broadway
                    New York, New York 10018
                    Attention: Irving Benson
                    Facsimile: (212) 536-4174

or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 10 to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

     11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

     12. Severability. Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permittedby law.

     13. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by ATSC, ATI, Cygne or Consultant without the prior written consent of the other parties hereto; provided, however, that ATSC or ATI may assign any or all of its rights, interests or obligations hereunder to any one or more, direct or indirect, wholly owned subsidiaries of ATSC or ATI, provided, however, that no such assignment by ATSC or ATI shall limit or affect ATSC's or ATI's obligations hereunder; provided, further, however, that this Agreement shall automatically be assigned to and assumed by Consultant in the event that (i) Consultant's employment with Cygne is terminated; or (ii) Cygne is liquidated or dissolved, whether through Chapter 7 of the U.S. Bankruptcy Laws or otherwise; provided, however, that Consultant hereby agrees, in the event of any such assignment by Cygne and assumption by Consultant, to assume and perform all of Cygne's obligations hereunder, to the extent applicable.

     14. Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Cygne or Consultant, on the one hand, or ATSC or ATI, on the other hand, to comply with any term or provision of this Agreement may be waived by ATSC, ATI, Cygne or Consultant, respectively, at any time by an instrument in writing signed by or on behalf of ATSC, ATI, Cygne or Consultant, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     15. Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     17. Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     18. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                         ANNTAYLOR STORES CORPORATION

                                         By    /s/ WALTER J. PARKS
                                            ------------------------------------
                                            Name:  Walter J. Parks
                                            Title: Senior Vice President-Finance

                                         ANNTAYLOR, INC.

                                         By    /s/ WALTER J. PARKS
                                            ------------------------------------
                                            Name:  Walter J. Parks
                                            Title: Senior Vice President-Finance

                                         CYGNE DESIGNS, INC.

                                         By    /s/ BERNARD M. MANUEL
                                            ------------------------------------
                                            Name:  Bernard M. Manuel
                                            Title:

                                         CONSULTANT

                                                 /s/ IRVING BENSON
                                            ------------------------------------
                                                     Irving Benson
                                                       Consultant

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